UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________
FORM 8-K
___________________

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 25, 2008 (January 23, 2008)

Norfolk Southern Corporation
(Exact name of Registrant as specified in its charter)

Virginia	1-8339	52-1188014
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Three Commercial Place Norfolk, Virginia 23510-9241		(757) 629-2680
(Address of principal executive offices, including zip code)		(Registrant’s telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Item 2.03                      Creation of a Direct Financial Obligation of a Registrant

On January 23, 2008, the Registrant entered into a commercial paper program (the “Program”) on a private placement basis under which the Registrant may issue unsecured commercial paper notes (the “Notes”) up to a maximum aggregate amount outstanding at any time of $1 billion.  Under the Program, the Registrant may issue Notes from time to time, and the proceeds of the Notes will be used for general corporate purposes, including working capital, capital expenditures, acquisitions and share repurchases.  Amounts available under the Program may be reborrowed.

J.P. Morgan Securities Inc. and Goldman, Sachs & Co. will act as dealers under the Program (each, a "Dealer") pursuant to the terms and conditions of their respective Commercial Paper Dealer Agreements with the Registrant (each a "Dealer Agreement").  JPMorgan Chase will act as issuing and paying agent under the Program.

The Program provides the terms under which the Dealers will either purchase from the Company or arrange for the sale by the Company of Notes pursuant to an exemption from federal and state securities laws.  The Program contains customary representations, warranties, covenants and indemnification provisions.

The maturities of the Notes will vary, but may not exceed 397 days from the date of issue.  The Notes will bear such interest rates, if interest bearing, or will be sold at such discount from their face amounts, as shall be agreed upon from time to time by the Dealers and the Registrant.  The rates of interest will depend on whether the Note will be a fixed or floating rate.  The interest on a floating rate may be based on the following: (i) CD rate; (ii) commercial paper rate; (iii) the federal funds rate; (iv) LIBOR; (v) prime rate; (vi) treasury rate; or (vii) such other base rate as may be specified in a supplement.

The Program contains certain events of default including, among other things: non-payment of principal, interest or fees; violation of covenants; invalidity of any Program document; material judgments; and bankruptcy and insolvency events, subject in certain instances to cure periods.

A copy of each Dealer Agreement is attached to this report as Exhibit 10.1 and 10.2, respectively, and each is incorporated by reference as though it were fully set forth herein. The description above is a summary of the Program and is qualified in its entirety by the complete text of the Program itself.

No direct financial obligations of the Registrant have arisen under the Program as of the date hereof.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Dealer Agreement dated as of January 23, 2008, between the Registrant and J.P. Morgan Securities Inc.

10.2	Dealer Agreement dated as of January 23, 2008, between the Registrant and Goldman, Sachs & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2008

NORFOLK SOUTHERN CORP.

By:	/s/ Dezora M. Martin
	Name:	Dezora M. Martin
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Dealer Agreement dated as of January 23, 2008, between the Registrant and J.P. Morgan Securities Inc.

10.2	Dealer Agreement dated as of January 23, 2008, between the Registrant and Goldman, Sachs & Co.